UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2013
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. - Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2013, the registrant, Kemper Corporation (“Kemper”), filed a Certificate of Correction to Kemper's Restated Certificate of Incorporation that was originally filed on August 25, 2011 with the Secretary of State of the State of Delaware (the “Restated Certificate of Incorporation”) to correct the inadvertent omission of Kemper's Series A Junior Participating Preferred Stock (the “Series A Preferred”) from the Restated Certificate of Incorporation by attaching the certificate of designations for the Series A Preferred as Exhibit A to the Restated Certificate of Incorporation and adding a reference thereto in Article FOUR of the Restated Certificate of Incorporation. The corrections made by the Certificate of Correction, filed pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, are effective retroactively to August 25, 2011, subject to the provisions of that section.
Section 9. - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

3.1	Certificate of Correction filed with the Secretary of State of the State of Delaware on August 29, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	August 30, 2013	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer

Exhibit Index

3.1	Certificate of Correction filed with the Secretary of State of the State of Delaware on August 29, 2013.